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                                                                     EXHIBIT 11
                           Lindsay Manufacturing Co.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                  Years ended August 31, 1996, 1995 and 1994
                (Dollars in thousands except per share amounts)
                       --------------------------------

COMPUTATION OF PRIMARY PER SHARE EARNINGS

                                                              1996            1995             1994
                                                           ---------       ---------        ---------

1.  Weighted average shares outstanding........            6,442,948       6,844,299        7,041,404
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock              324,304         237,174          255,355
                                                          ----------      ----------       ----------
3.  Average number of common and common
       equivalent shares outstanding...........            6,767,252       7,081,473        7,296,759
                                                          ==========      ==========       ==========

4.  Net earnings for per share computation.....           $   16,518      $   11,704       $   11,892
                                                          ==========      ==========       ==========

5.  Net earnings per average common and common
       equivalent shares outstanding...........           $     2.44      $     1.65       $     1.63
                                                          ==========      ==========       ==========


COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS

                                                              1996            1995             1994
                                                           ---------       ---------        ---------
1.  Weighted average shares outstanding........            6,442,948       6,844,299        7,041,404
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock              366,056         241,904          255,762
                                                          ----------      ----------       ----------
3.  Average number of common and common
       equivalent shares outstanding...........            6,809,004       7,086,203        7,297,166
                                                          ==========      ==========       ==========

4.  Net earnings for per share computation.....           $   16,518      $   11,704       $   11,892
                                                          ==========      ==========       ==========

5.  Net earnings per average common and common
       equivalent shares outstanding...........           $     2.43      $     1.65       $     1.63
                                                          ==========      ==========       ==========

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